SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 29, 2007

Who’s Your Daddy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

(760) 438-5470

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02     Results of Operation and Financial Condition.

Who’s Your Daddy, Inc. held its annual shareholders meeting today at its offices in Carlsbad, California. CEO Edon Moyal provided a review of the past year and actions taken to improve revenues and CFO John Moynahan provided a financial review.

During the course of these reviews, the Company stated that it was expecting a record level of revenues for the quarter ending June 30, 2007 in excess of $800,000 and that it was expecting 50% growth in revenues from the second quarter to approximately $1,200,000 for the quarter ending September 30, 2007.

As part of the meeting, the Company reported that a quorum of shareholder votes was present in person or by proxy for the meeting and that an overwhelming majority of votes had been cast in favor of a) electing Edon Moyal, Dan Fleyshman, Derek Jones and Wayne Anderson to the Company’s Board of Directors; b) approving the Company’s proposed stock incentive program and c) ratifying the selection of Baum & Company, PA.

Prior to the start of the meeting, the Company read the following:

This presentation contains "forward-looking statements" related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: consumer tastes, availability of production, liquidity, general economic conditions, and the activities of competitors. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Item 8.01    Other Events

The information contained in Item 2.02 in this Current Report on Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.

Date: June 29, 2007	By:	/s/ Edon Moyal

Name: Edon Moyal Title: Chief Executive Officer